United States

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) June 6, 2008
S&T Bancorp, Inc. ____________________________________________________________ (Exact Name of Registrant as Specified in its Charter)
Pennsylvania _________________ (State or Other Jurisdiction of Incorporation)	0-12508 _________________ (Commission File Number)	25-1434426 _________________ (IRS Employer Identification No.)
800 Philadelphia Street, Indiana, PA __________________________________________ (Address of Principal Executive Offices)		15701 ___________________ Zip Code
Registrant's telephone number, including area code		(800) 325-2265
Former name or address, if changed since last report		Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets.

On June 6, 2008, S & T Bancorp, Inc. ("S&T") completed its previously announced acquisition of IBT Bancorp, Inc. ("IBT"), pursuant to an Agreement and Plan of Merger by and between, S&T and IBT, dated December 16, 2007 (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, which was approved by the shareholders of IBT on May 13, 2008, IBT was merged with and into S&T, with the S&T being the surviving corporation (the "Merger").

In connection with the Merger, IBT shareholders will receive for each share of IBT common stock they hold, at their election, either $31.00 in cash or 0.93 shares of S&T common stock. IBT shareholders could elect to receive all cash, all S&T common stock, or a combination of cash and S&T common stock for their shares of IBT common stock, subject to allocation procedures described in the Merger Agreement. Holders of options to purchase IBT common stock had their stock options cancelled for a cash payment equal to the difference between $31.00 and the exercise price per share for each such stock option.

S&T will issue a total of 2,751,749 shares of S&T common stock and pay a total of $75,059,730 in cash to the former IBT shareholders.

A copy of the press release announcing the completion of the Merger is being filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, in connection with the Merger, the Board of Directors (the "Board") of S&T appointed Charles G. Urtin, Robert Rebich and John N. Brenzia to S&T's Board. There were no arrangements or understandings between S&T and Messrs. Urtin, Rebich, and Brenzia (or any other person known to S&T) pursuant to which Messrs. Urtin, Rebich and Brenzia were appointed.  Messrs. Urtin, Rebich, and Brenzia will serve on S&T's Board until its 2009 Annual Meeting of Shareholders.

Pursuant to S&T's standard non-employee director compensation package, Messrs. Rebich and Brenzia will receive a $12,500 annual retainer, $1,000 for each full board meeting and $800 for each committee meeting he attends. Since Mr. Urtin will be retained as an employee of S&T, he will not receive any director compensation.

Item 9.01

Financial Statements and Exhibits

a)

Financial Statements of Business Acquired

The financial statements of IBT required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)

Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

2.1 Agreement and Plan of Merger, by and between S&T and IBT, dated December 16, 2007. Filed as Exhibit 2.1 of S&T's Current Report on Form 8-K filed on December 17, 2007 and incorporated herein by reference.

99.1 Joint Press Release, dated June 9, 2008, issued by S&T and IBT announcing the closing of the merger. Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.
June 9, 2008	S&T Bancorp, Inc. /s/ Robert E. Rout Robert E. Rout Senior Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Secretary